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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549





                                  FORM 8-K



                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934





      Date of report (Date of earliest event reported): APRIL 15, 1996



                           RESPONSE ONCOLOGY, INC.
           (Exact name of registrant as specified in its charter)

                                  TENNESSEE
               (State or other jurisdiction of incorporation)


            0-15416                                 62-1212264
    (Commission File Number)            (I.R.S. Employer Identification No.)


              1775 MORIAH WOODS BLVD., MEMPHIS, TENNESSEE 38117
         (Address of principal executive offices, including Zip Code)


                                (901) 761-7000
             (Registrant's telephone number, including Area Code)


                                NOT APPLICABLE
        (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On April 15, 1996, the Registrant and a wholly owned subsidiary of the Registrant acquired (the "Transaction") from unaffiliated individual sellers (the "Sellers") 100% of the outstanding general partnership interests (the "Acquired Interests") of Knoxville Hematology Oncology Associates, a Tennessee general partnership (the "Acquired Business"). The total consideration (the "Purchase Price") for the Acquired Interests was $9 million, approximately $8,190,000 of which was paid in cash, approximately $150,000 was paid in the form of the Registrant's unsecured interest-bearing promissory note due April 12, 1997 (the "Note") and the balance being paid through assumption of approximately $660,000 of accounts payable and capital leases. The Note may, at the election of the holder, be paid in shares of common stock of the Registrant (the "Registrant Common Stock") based on a conversion price of $11.75 per share of the Registrant's common stock. In addition, 80,000 stock purchase warrants (the "Warrants") exercisable at $11.75 were issued as additional purchase price. The delivery of the Note, the Warrants and the Registrant Common Stock potentially issuable by the Registrant in full or partial satisfaction of the Note or upon exercise of the Warrants have not been registered under the Securities Act of 1933 in reliance upon an exemption from such registration.

        The Acquired Interests were purchased by the Registrant directly from the Sellers, who constituted all of the partners of the Acquired Business. At the time of the Transaction, no Seller had a material relationship with the Registrant. Upon consummation of the Transaction, 99% of the interests in the profits, losses and capital of the Acquired Business were owned by the Registrant, with the remaining 1% being owned by a wholly owned subsidiary of the Registrant. The assets of the Acquired Business include medical equipment, accounts receivable, office furnishings and fixtures, rights under a certain lease for certain office space, employee base and expertise, know-how in respect of management of a medical practice in the oncology and hematology specialty, computer systems, accounting books and records and other intangible assets.
Such assets were historically used in the conduct by the Acquired Business of a group medical practice in the oncology and hematology specialty.

        Simultaneous with the consummation of the Transaction, a newly-formed professional limited liability company wholly owned by the Sellers and formed to continue the group medical practice theretofore conducted by the Sellers (the "New PLLC") entered into a long-term management services agreement (the "Service Agreement") with the Registrant providing for the management by the Registrant of the non-medical aspects of the practice thereafter conducted by the New PLLC. Pursuant to the Service Agreement, the Registrant will manage the non-medical aspects fo the New PLLC's business and will permit the New PLLC to use office space, equipment and other assets owned or leased by the Registrant in exchange for an agreed-upon management fee.

        The cash portion of the Purchase Price was provided from the proceeds of a $10 million loan from Seafield Capital Corporation to be used to finance acquisitions. The loan has a maturity date of December 31, 1996, bears interest at the rate of prime plus 1%, is unsecured and, after August 1, 1996, is convertible at the option of Seafield into shares of Response common stock at a conversion price equal to the market price of the common stock at the time of conversion.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        It is impracticable for the Registrant to provide with this Current Report the financial statements for the Acquired Business required to be filed pursuant to Rule 3-05 of Regulation S-X and pro forma financial information required to be filed pursuant to Article 11 of Regulation S-X because all such financial statements and information are presently not available. Such financial statements and pro forma financial information shall be filed as soon as they become available, but in any event no later than June 29, 1996.

        In addition to the foregoing, the following exhibits are filed as a part of this report:

1. Purchase and Sale Agreement by and among Response Oncology, Inc., Knoxville Hematology Oncology Associates and Partners of Knoxville Hematology Oncology Associates dated April 12, 1995.

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2.      Service Agreement between Response Oncology, Inc. and Knoxville
Hematology Oncology Associates, P.L.L.C. dated April 12, 1996.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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                                            RESPONSE ONCOLOGY, INC.


Dated:  April 30, 1996                      By: /s/ John A. Good
                                               --------------------------------------------------------
                                               John A. Good, Executive Vice President & General Counsel

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                                 EXHIBIT INDEX

                                                                                            SEQUENTIALLY
EXHIBIT                                                                                       NUMBERED
NUMBER                                   DESCRIPTION OF EXHIBIT                                 PAGE
- -------                                  ----------------------                                 ----
10(q)             Purchase and Sale Agreement by and among Response Oncology, Inc.,
                  Knoxville Hematology Oncology Associates and Partners of Knoxville
                  Hematology Oncology Associates dated April 12, 1996


10(r)             Service Agreement between Response Oncology, Inc., Knoxville Hematology
                  Oncology Associates, P.L.L.C. and Members of Knoxville Hematology
                  Oncology Associates, P.L.L.C. dated April 12, 1996*


* PORTIONS OF EXHIBIT 10(r) HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.